                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated October 30, 1997, by and among AIM Variable Insurance Funds, A I M Distributors, Inc., American Enterprise Life Insurance Company and American Express Financial Advisors Inc., (collectively, the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

     WHEREAS, the Parties desire to amend Schedules A and B of the Agreement to address the addition of separate accounts and/or contracts and a logo change;

     NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

     Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: January 1, 2003.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Carol F. Relihan
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Carol F. Relihan
Title: Assistant Secretary              Title: Senior Vice President

(SEAL)


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Jim Coppedge                By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Michael J. Cemo
Title: Assistant Secretary              Title: President

(SEAL)


                                        AMERICAN ENTERPRISE LIFE
                                        INSURANCE COMPANY


Attest: /s/ Mary Ellyn Minenko          By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name: Mary Ellyn Minenko                Name: Gumer C. Alvero
Title: Assistant Secretary              Title: Executive Vice President,
                                               Annuities

(SEAL)

                                        AMERICAN EXPRESS FINANCIAL
                                        ADVISORS INC.


Attest:                                 By:
        -----------------------------       ------------------------------------
Name: C. Nikol Davies                   Name: Gumer C. Alvero
Title: Assistant Secretary              Title: Vice President, General Manager
                                               Annuities

(SEAL)

                                   SCHEDULE A

                                                   SEPARATE ACCOUNTS                       CONTRACTS FUNDED
  FUNDS AVAILABLE UNDER THE CONTRACTS     UTILIZING SOME OR ALL OF THE FUNDS           BY THE SEPARATE ACCOUNTS
  -----------------------------------     ----------------------------------           ------------------------
           (Series I shares)
AIM V.I. Capital Appreciation Fund       American Enterprise Variable Annuity   -    Flexible Premium Deferred
AIM V.I. Capital Development Fund        Account                                     Variable Annuity Contact Form
AIM V.I. Dent Demographics Trends Fund   American Enterprise Variable Life           Nos. 34560, 43260, 43410, 43431,
AIM V.I. Core Equity Fund                Account                                     44170, 44209, 44210, 240180 and
AIM V.I. International Growth Fund                                                   240343 (and any state variations
AIM V.I. Premier Equity Fund                                                         thereof)
                                                                                -    Flexible Premium Variable Life
                                                                                     Insurance Policy Form No. 37022
                                                                                     and state variations thereof

          (Series II shares)
AIM V.I. Basic Value Fund
AIM V.I. Capital Development Fund
AIM V.I. Premier Equity Fund

           (Series I shares)
AIM V.I. Capital Appreciation Fund       Wells Fargo Choice Variable Annuity    -    Flexible Premium Deferred
AIM V.I. Premier Equity Fund                                                         Variable Annuity Contract Form
                                                                                     Nos. 271496 and 271491 (and any
                                                                                     state variations thereof)

                                   SCHEDULE B

                             LOGO COLORS

(AIM INVESTMENTS(SM) LOGO)   One Color - both the box and the word Investments
                             print black with a white Chevron and White AIM inside the box.

                             Two Colors - in printed versions of the logo, the preferred usage is always two color reproduction. The box prints in PMS 356 Green with Chevron and AIM white and with the word Investments printing Black.

(AIM INVESTMENTS(SM) LOGO)   Four Color Process - the box prints Cyan 100%
                             Magenta 0%, Yellow 100%, Black 20% to simulate PMS
                             356 Green. The word Investments prints solid black.